EXHIBIT 23.3

CONSENT

     The undersigned hereby consents to being named in the registration statement of Ultimate Sports Entertainment, Inc. (SEC file no. 333-30520) under the heading Legal Proceedings concerning the action designated as Yukich vs. Licht et al., Central District of California Case No. CV 00-04636.

Date: October 26, 2000     /s/ David B. Felsenthal, Attorney at Law

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